As filed with the Securities and Exchange Commission on May 10, 2012
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NATIONAL PENN BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	23-2215075
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Philadelphia and Reading Avenues
Boyertown, PA 19512
(800) 822-3321
(Address, including zip code, and telephone number
 including area code, of registrant’s principal executive offices)

Scott V. Fainor
President and Chief Executive Officer
National Penn Bancshares, Inc.
Philadelphia and Reading Avenues
Boyertown, Pennsylvania  19512
(800) 822-3321
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Paul J. Jaskot, Esq.
David T. Mittelman, Esq.
Reed Smith LLP
2500 One Liberty Place
1650 Market Street
Philadelphia, PA  19103
(215) 851-8100

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Common Stock				$0

Preferred Stock	$0
Debt Securities	$0
Depositary Shares	$0
Securities Warrants	$0
Purchase Contracts	$0
Securities Units	$0

(1)
An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices.  Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee.

PROSPECTUS

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
DEPOSITARY SHARES
SECURITIES WARRANTS
PURCHASE CONTRACTS
SECURITIES UNITS

We may offer from time to time common stock, preferred stock, debt securities, depositary shares, securities warrants, purchase contracts, or securities units.  This prospectus provides a general description of these securities.  Specific terms of these securities will be provided in supplements to and/or free writing prospectuses accompanying this prospectus.  You should read this prospectus and any supplement and/or free writing prospectus accompanying this prospectus carefully before you invest.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “NPBC.”

Investment in any securities offered by this prospectus involves risk.  See “Risk Factors” on page 1 of this prospectus and the risk factors disclosed in our periodic reports filed from time to time with the Securities and Exchange Commission and in the applicable prospectus supplement or free writing prospectus accompanying this prospectus.

The securities offered hereby are not savings accounts, deposits or other obligations of a bank or depository institution and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.  Investment in these securities involves investment risk, including the possible loss of principal.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is May 10, 2012.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process.  Under this shelf registration process, we or any selling security holder may sell any combination of securities from time to time in one or more offerings.  This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we or parties acting on our behalf will provide a prospectus supplement and/or free writing prospectus that will contain specific information about the terms of that offering and the securities being sold in that offering.  The applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement and any free writing prospectus prepared by us or on our behalf, together with additional information described below under the heading “Where You Can Find More Information”.

The registration statement references exhibits and other information that is not contained in this prospectus. In particular, the registration statement includes as exhibits forms of our senior indenture and subordinated indenture, forms of our senior debt security and subordinated debt security.  We will file a form of underwriting agreement, preferred stock certificate, deposit agreement, depositary share, warrant agreement, purchase contract agreement, and unit agreement by means of a post-effective amendment to this registration statement or under cover of a Current Report on Form 8-K in connection with any issuance of such securities.  Any statements in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus concerning the provisions of any document are intended to be summaries.  In each instance, reference is made to the copy of that document filed or incorporated or deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or otherwise filed with the SEC. Each statement concerning the provisions of any document is qualified in its entirety by reference to the document so filed. If you want a complete description of the content of the documents, you should obtain the documents by following the procedures described below under the heading “Where You Can Find More Information”.

_________________

You should rely only on the information contained in or incorporated by reference in this prospectus and in any accompanying prospectus supplement or any free writing prospectus filed by us with the SEC and any information about the terms of securities offered conveyed to you by us, our underwriters or our agents. We have not authorized anyone to provide you with any information that is different or to make any different or additional representations. We are not making any offer to sell these or any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus prepared by us or on our behalf is accurate as of any date other than the date on the front of each such document.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “National Penn,” “the Company,” “we,” “us,” “our” or similar references mean National Penn Bancshares, Inc. and its subsidiaries.

ii

THE COMPANY

National Penn Bancshares, Inc. is a Pennsylvania business corporation and a registered bank holding company. National Penn operates as an independent community banking company that offers a diversified range of financial products principally through its bank subsidiary, National Penn Bank, as well as an array of investment, insurance and employee benefit services through its non-bank subsidiaries.  National Penn’s financial services affiliates consist of National Penn Wealth Management, N.A., including its National Penn Investors Trust Company division; National Penn Capital Advisors, Inc.; Institutional Advisors, LLC; National Penn Insurance Services Group, Inc., including its Higgins Insurance division; and Caruso Benefits Group, Inc.

The Company’s business is primarily accepting deposits from customers through its retail branch offices, and investing those deposits, together with funds generated from operations and borrowings, in loans, including commercial business loans, commercial real estate loans, residential mortgages, home equity loans, other consumer loans, and investment securities.  The Company’s strategic plan provides for it to operate within growth markets focusing on diversification of revenue sources and increased market penetration in growing geographic areas.

At March 31, 2012, National Penn operated 121 retail branch offices. It has 120 retail branch offices in Pennsylvania and one retail branch office in Maryland through National Penn Bank and its KNBT and Nittany Bank divisions.

The Company’s corporate office is located at Philadelphia and Reading Avenues, Boyertown, Pennsylvania 19512, and its telephone number is 1-800-822-3321.

RISK FACTORS

Investing in any securities offered pursuant to this prospectus involves risk.  Our business, operating results and cash flows can be impacted by a number of factors, any one of which could cause our actual results to vary materially from recent results or from our anticipated future results.  You should carefully consider the risks, uncertainties and assumptions described in this prospectus, as well as other information we include or incorporate by reference in this prospectus, any applicable prospectus supplement accompanying this prospectus and related free writing prospectus, including those described in our most recent Annual Report on Form 10-K, and our subsequent Quarterly Reports on Form 10-Q.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated herein by reference, contain various forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking.  These forward-looking statements often can be, but are not always, identified by the use of words such as “assume,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” “predict,” “anticipate,” “may,” “might,” “should,” “could,” “goal,” “potential” and similar expressions.  We base these forward-looking statements on our current expectations and projections about future events, our assumptions regarding these events and our knowledge of facts at the time the statements are made.  These forward-looking statements are subject to various risks and uncertainties that may be outside our control, and our actual results could differ materially from our projected results.  Please see our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and the other information contained or incorporated by reference in this prospectus for a further discussion of these and other risks and uncertainties applicable to our business.  We are not able to predict all the factors that may affect future results.  Forward-looking statements speak only as of the date of this prospectus or the date of the document incorporated by reference.  Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities by the Company will be used for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES
AND TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our historical ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

	Three Months Ended March 31,		Fiscal Years Ended December 31,
	2012	2011	2011	2010	2009		2008	2007
Ratio of earnings to fixed charges:
excluding interest on deposits	4.08	2.72	3.26	1.59	N/A	(1)	1.30	2.40
including interest on deposits	2.85	1.90	2.24	1.27	N/A	(1)	1.10	1.44
Ratio of earnings to fixed charges and preferred stock dividends:
excluding interest on deposits	4.08	2.18	3.06	1.31	N/A	(1)	1.30	2.40
including interest on deposits	2.85	1.68	2.16	1.16	N/A	(1)	1.10	1.44

(1) Earnings for the year ended December 31, 2009 were inadequate to cover fixed charges. The coverage deficiency was $414 million.

The ratio of earnings to fixed charges is calculated as follows:

          (income before income taxes and effects of discontinued operations, net of tax) + (fixed charges)
(fixed charges)

The ratio of earnings to fixed charges and preferred stock dividends is calculated as follows:

          (income before income taxes and effects of discontinued operations, net of tax) + (fixed charges)
(fixed charges) + (pretax earnings required to cover preferred stock dividends)

Pretax earnings required to cover preferred stock dividends are calculated as follows:

          preferred stock dividends
1 – (our effective income tax rate)

Fixed charges, excluding interest on deposits, consist of:
•	interest on short-term borrowings,
•	interest on long-term debt, and
•	one-third of net rental expense, which we believe is representative of the interest factor.

Fixed charges, including interest on deposits, consist of all of the items listed immediately above plus interest on deposits.

For additional information regarding the calculation of the ratio of earnings to fixed charges and preferred stock dividend requirements, please see Exhibit 12.1 to the registration statement of which this prospectus is a part.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms of our common and preferred stock.  A prospectus supplement and/or free writing prospectus may provide information that is different from this prospectus.  If the information in the prospectus supplement and/or free writing prospectus with respect to our capital stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement and/or free writing prospectus.  A copy of our amended articles of incorporation has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement.  Our capital stock and the rights of the holders of our capital stock are subject to the applicable provisions of the Pennsylvania law, our amended articles of incorporation, and our amended bylaws.

The authorized capital stock of National Penn consists of 250,000,000 shares of common stock with no par value and 1,000,000 shares of preferred stock with no par value.  As of December 31, 2011, there were 151,883,036 shares of common stock issued and outstanding and no shares of preferred stock issued or outstanding.

Common Stock

Dividends

The holders of our common stock share ratably in dividends when, as and if declared by our board of directors from legally available funds.  Declaration and payment of cash dividends depends upon cash dividend payments to us by our direct and indirect subsidiaries, which are our primary source of revenue and cash flow.  We are a legal entity separate and distinct from our subsidiaries.  Accordingly, the right of National Penn, and consequently the right of creditors and shareholders of National Penn, to participate in any distribution of the assets or earnings of any subsidiary is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of National Penn in its capacity as a creditor may be recognized.

Voting Rights

Until we issue any preferred stock with voting rights, the holders of shares of common stock have exclusive voting rights.  Each holder of shares of common stock has one vote for each share held.  Shareholders cannot cumulate votes in the election of directors.

National Penn common stock currently trades on the Nasdaq Global Select Market of the Nasdaq Stock Market LLC.  Under the Nasdaq Stock Market’s rules, shareholder approval is required for the issuance of shares of our common stock or securities convertible into or exercisable for our common stock, if the issuance of such securities:

•
is in connection with the acquisition of a company, is not in connection with a public offering for cash, and the securities to be issued will have 20% or more of the voting power outstanding before such issuance;

•
is in connection with the acquisition of a company in which a director, officer of substantial shareholder has a 5% or greater interest, and the issuance of the securities could result in an increase in our outstanding common stock or voting power of 5% or more;

•
is in connection with a transaction, other than a public offering, at a price less than the greater of book or market value in which the shares issued will equal 20% or more of the shares of our common stock, or have 20% or more of the voting power, outstanding before issuance; or

•	would result in a change in control.

Under the Nasdaq Stock Market’s rules, shareholder approval is also required to establish a stock option or purchase plan in which stock may be acquired by officers and directors other than a broadly-based plan in which other National Penn securities holders or employees may participate.

Pre-Emptive Rights, Redemption

Holders of our common stock do not have pre-emptive rights to acquire any additional shares of National Penn common stock.  Our common stock is not subject to redemption.

Registration Rights

On October 5, 2010, National Penn entered into an Investment Agreement (the “Investment Agreement”) with Warburg Pincus Private Equity X, L.P. (“Warburg Pincus”), pursuant to which Warburg Pincus agreed to purchase $150 million shares of National Penn’s common stock.  On January 7, 2011, Warburg Pincus completed its investment in National Penn pursuant to the Investment Agreement.  Under the terms of the Investment Agreement, Warburg Pincus has rights to maintain its relative ownership percentage in National Penn through additional purchases upon certain subsequent issuances by National Penn, as well as registration rights.

Liquidation Rights

In the event of our liquidation, dissolution or winding-up, whether voluntary of involuntary, holders of National Penn common stock will share ratably in any of its assets or funds that are available for distribution to its shareholders after satisfaction, or adequate provision is made for satisfaction, of its liabilities, and after payment of any liquidation preferences of any outstanding shares of National Penn preferred stock.

Preferred Stock

Our board of directors is authorized to issue shares of National Penn preferred stock without shareholder approval.  Our board of directors will determine the rights, qualifications, limitations and restrictions of each series of National Penn preferred stock at the time of issuance, including without limitation, rights as to dividends, voting and convertibility into shares of National Penn common stock.  Shares of preferred stock may have dividend, redemption, voting, and liquidation rights that take priority over the common stock, and may be convertible into common stock.

If our board of directors decides to issue any preferred stock, it may discourage or make more difficult a merger, tender offer, business combination or proxy contest, assumption of control by a holder of a large block of our securities or the removal of incumbent management, even if these events were favorable to the interests of stockholders.  Our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights and dividend and liquidation preferences which may adversely affect the holders of common stock.

The following description of our preferred stock, and any description of our preferred stock in a prospectus supplement and/or free writing prospectus is subject to, and qualified in its entirety by reference to, the Pennsylvania Business Corporation Law, and the actual terms and provisions contained in our articles of incorporation and bylaws, each as amended from time to time.

Terms

Unless provided in a supplement to this prospectus and/or free writing prospectus, the shares of our preferred stock to be issued will have no preemptive rights.  Any prospectus supplement and/or free writing prospectus offering our preferred stock will furnish the following information with respect to the preferred stock offered:

•	number of shares of preferred stock to be issued and the offering price of the preferred stock;
•	the title and stated value of the preferred stock;
•	dividend rights;
•	dividend rates, periods, or payment dates, or methods of calculation of dividends applicable to the preferred stock;
•	the date from which distributions on the preferred stock shall accumulate, if applicable;
•	right to convert the preferred stock into a different type of security;
•	voting rights attributable to the preferred stock;
•	rights and preferences upon our liquidation or winding up of our affairs;
•	terms of redemption;
•	the procedures for any auction and remarketing, if any, for the preferred stock;
•	the provisions for a sinking fund, if any, for the preferred stock;
•	any listing of the preferred stock on any securities exchange;
•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation thereof);
•	a discussion of federal income tax considerations applicable to the preferred stock;
•
the relative ranking and preferences of the preferred stock as to distribution rights (including whether any liquidation preference as to the preferred stock will be treated as a liability for purposes of determining the availability of assets for distributions to holders of stock ranking junior to the shares of preferred stock as to distribution rights);

•
any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to distribution rights and rights upon the liquidation, dissolution or winding up or our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Rank

Unless otherwise indicated in the applicable supplement to this prospectus and/or free writing prospectus, shares of our preferred stock will rank, with respect to payment of distributions and rights upon our liquidation, dissolution or winding up, and allocation of our earnings and losses:

•	senior to all classes or series of our common stock, and to all of our equity securities ranking junior to the preferred stock;
•	on a parity with all equity securities issued by us, the terms of which specifically provide that these equity securities rank on a parity with the preferred stock; and

•	junior to all equity securities issued by us, the terms of which specifically provide that these equity securities rank senior to the preferred stock.

Distributions

Subject to any preferential rights of any outstanding stock or series of stock, our preferred stockholders are entitled to receive distributions, when and as authorized by our board of directors, out of legally available funds, and share pro rata based on the number of preferred shares, common stock and other parity equity securities outstanding.

Voting Rights

Unless otherwise indicated in the applicable supplement to this prospectus and/or free writing prospectus, holders of our preferred stock will not have any voting rights.

Liquidation Preference

Upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of stock ranking junior to the preferred stock in our distribution of assets upon any liquidation, dissolution or winding up, the holders of each series of our preferred stock are entitled to receive, after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable supplement to this prospectus), plus an amount, if applicable, equal to all distributions accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if the preferred stock does not have a cumulative distribution).  After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets.  In the event that, upon our voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of our outstanding preferred stock and the corresponding amounts payable on all of our stock of other classes or series of equity security ranking on a parity with the preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of our preferred stock and all other such classes or series of equity security shall share ratably in the distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If the liquidating distributions are made in full to all holders of preferred stock, our remaining assets shall be distributed among the holders of any other classes or series of equity security ranking junior to the preferred stock upon our liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares of stock.

Conversion Rights

The terms and conditions, if any, upon which shares of any series of preferred stock are convertible into other securities will be set forth in the applicable supplement to this prospectus and/or free writing prospectus.  These terms will include the amount and type of security into which the shares of preferred stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of that preferred stock.

Redemption

If so provided in the applicable supplement to this prospectus and/or free writing prospectus, our preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such supplement to this prospectus and/or free writing prospectus.

Capital Trust Securities

We have established five statutory business trusts:  NPB Capital Trust II, NPB Capital Trust III, NPB Capital Trust IV, NPB Capital Trust V, and NPB Capital Trust VI.  In each case, we own all the common capital securities of the trust.  These trusts issued preferred capital securities to investors and invested the proceeds in National Penn through the purchase of junior subordinated debentures issued by us.  These debentures are the sole assets of the trusts.

•
The $65.2 million of debentures issued to NPB Capital Trust II on August 20, 2002, which mature on September 30, 2032, bear interest at the annual fixed rate of 7.85%, and are callable in whole or in part any time on or after September 30, 2007.

•
The $20.6 million of debentures issued to NPB Capital Trust III on February 20, 2004, which mature on April 23, 2034, bear interest at a floating rate (three month LIBOR plus a margin of 2.74%), and are callable in whole or in part at any time on or after April 23, 2009.

•
The $20.6 million of debentures issued to NPB Capital Trust IV on March 25, 2004, which mature on April 7, 2034, bear interest at a floating rate (three month LIBOR plus a margin of 2.74%), and are callable in whole or in part any time on or after April 7, 2009.

•
The $20.6 million of debentures issued to NPB Capital Trust V on April 7, 2004, which mature on April 7, 2034, bear interest at a floating rate (three month LIBOR plus a margin of 2.74%), and are callable in whole or in part at any time on or after April 7, 2009.

•
The $15.4 million of debentures issued to NPB Capital Trust VI on January 19, 2006, which mature on March 15, 2036, bear interest at a floating rate (three month LIBOR plus a margin of 1.38%), and are callable in whole or in part at any time on or after March 15, 2011.

The trust preferred securities of NPB Capital Trust II are reported on the Global Select Market of the Nasdaq Stock Market LLC under the symbol “NPBCO”.

Based on current interpretations of the banking regulators, all the foregoing junior subordinated debentures qualify under the risk-based capital guidelines of the Federal Reserve as Tier 1 capital, subject to certain limitations.  In each case, the debentures are callable by National Penn, subject to any required regulatory approvals, at par, in whole or in part, at any time after five years.  In each case, our obligations under the junior subordinated debentures and related documents, taken together, constitute a full, irrevocable and unconditional guarantee on a subordinated basis by us of the obligations of the trusts under the preferred securities.

Anti-Takeover Charter and Pennsylvania Law Provisions

Our articles of incorporation and bylaws, each as amended, contain certain provisions that may have the effect of deterring or discouraging an attempt to take control of National Penn.  These provisions:

•	empower our board of directors, without shareholder approval, to issue shares of preferred stock the terms of which, including voting power, are set by our board;
•	divide our board of directors into three classes serving staggered three-year terms;
•	restrict the ability of shareholders to remove directors;
•
require that shares with at least 80% of total voting power approve a merger or other similar transaction with a person or entity holding stock with more than 5% of National Penn’s total voting power, if the transaction is not approved, in advance, by our board of directors;

•	require that shares with at least 80%, 67%, or a majority, of total voting power approve the repeal or amendment of certain provisions of our articles of incorporation;
•	eliminate cumulative voting in the election of directors; and
•	require advance notice of nominations for the election of directors and the presentation of shareholder proposals at meetings of shareholders.

The Pennsylvania Business Corporation Law also contains certain provisions applicable to us that may have the effect of deterring or discouraging an attempt to take control of National Penn.  These provisions, among other things:

•
require that, following any acquisition by any person or group of 20% of a public corporation’s voting power, the remaining shareholders have the right to receive payment for their shares, in cash, from such person or group in an amount equal to the “fair value” of the shares, including an increment representing a proportion of any value payable for control of the corporation;

•
prohibit for five years, subject to certain exceptions, a “business combination” (which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets) with a person or group beneficially owning 20% or more of a public corporation’s voting power;

•
prevent a person or group acquiring different levels of voting power (20%, 33 1/3% and 50%) from voting any shares over the applicable threshold, unless “disinterested shareholders” approve such voting rights;

•
require any person or group that is or was a controlling person or group with respect to a corporation to disgorge to the corporation any profits that it receives from sales of the corporation’s equity securities if such equity securities are: (i) sold within 18 months after such person or group obtained the status of a controlling person or group; and (ii) purchased by the controlling person or group within 24 months prior to, or 18 months subsequent to, such person or group obtaining the status of a controlling person or group;

•
include factors and groups (in addition to the corporation’s shareholders) that a corporation’s board of directors can consider in determining whether an action is in the best interests of the corporation;

•	provide that a corporation’s board of directors need not consider any corporate interest or the interests of any particular group as dominant or controlling;
•
provide that a corporation’s directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof with respect to actions relating to an acquisition or potential acquisition of control;

•
provide that actions relating to acquisitions of control that are approved by a majority of “disinterested directors” are presumed to satisfy the directors’ standard, unless it is proven by clear and convincing evidence that the directors did not assent to such action in good faith after reasonable investigation; and

•
provide that the fiduciary duty of a corporation’s directors is solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not by a shareholder directly.

The Pennsylvania Business Corporation Law also explicitly provides that the fiduciary duty of directors does not require them to:

•	redeem any rights under, or to modify or render inapplicable, any shareholder rights plan;
•
render inapplicable, or make determinations under, provisions of the Pennsylvania Business Corporation Law relating to control transactions, business combinations, control-share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control; or

•
act as the board of directors, a committee of the board or an individual director, solely because of the effect such action might have on an acquisition or potential acquisition of control of the corporation or the consideration that might be offered or paid to shareholders in such an acquisition.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities under an indenture between us and a U.S. banking institution, as the indenture trustee.  Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended, and we may supplement the indenture from time to time after we execute them.

This prospectus summarizes the material provisions of the indenture and the debt securities that we may issue under an indenture.  This summary may not describe all of the provisions of the indenture or of any of the debt securities that might be important to you.  For additional information, you should carefully read the forms of indenture that are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

When we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a supplement to this prospectus and/or free writing prospectus.  We will also indicate in the supplement and/or free writing prospectus whether the general terms in this prospectus apply to a particular series of debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, you should carefully read both this prospectus and the applicable supplement and/or free writing prospectus.

Terms

The prospectus supplement and/or free writing prospectus will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:

•	the title and form of the debt securities;
•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;
•	the person to whom any interest on a debt security of the series will be paid;
•	the date or dates on which we must repay the principal;
•	the rate or rates at which the debt securities will bear interest;
•	the date or dates from which interest will accrue, and the dates on which we must pay interest;
•	the place or places where we must pay the principal and any premium or interest on the debt securities;
•	the terms and conditions on which we may redeem any debt security, if at all;
•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;
•	the denominations in which we may issue the debt securities;
•	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;
•	the currency in which we will pay the principal of and any premium or interest on the debt securities;
•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;
•
the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•	if applicable, that the debt securities are defeasible and the terms of such defeasance;
•	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of our debt securities, preferred stock or common stock or other securities or property;
•	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;
•	the subordination provisions that will apply to any subordinated debt securities;
•
any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

•	any addition to or change in the covenants in the indentures; and
•	any other terms of the debt securities not inconsistent with the applicable indentures.

We may sell the debt securities at a substantial discount below their stated principal amount.  We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement.  An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated.  The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default.  In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

Conversion and Exchange Rights

The prospectus supplement and/or free writing prospectus will describe, if applicable, the terms on which you may convert debt securities into or exchange them for debt securities, preferred stock and common stock or other securities or property.  The conversion or exchange may be mandatory or may be at your option.  The prospectus supplement and/or free writing prospectus will describe how the amount of debt securities, number of shares of preferred stock and common stock or other securities or property to be received upon conversion or exchange would be calculated.

Subordination of Subordinated Debt Securities

The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, as defined in the applicable indenture and any indenture supplement, including any outstanding senior debt securities, have been made.  If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities.  In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded.  If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors.  The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Form, Exchange, and Transfer

We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof, unless the prospectus supplement and/or free writing prospectus provides otherwise.  The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose.  We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.  We will name the transfer agent in the prospectus supplement.  We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.

If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption.  We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series.  Each global security will be registered in the name of a depositary identified in the prospectus supplement.  We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

•	the depositary is unwilling or unable to continue as depositary; or
•	the depositary is no longer in good standing under the Exchange Act or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.

As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities.  Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities.  We will make all payments of principal, premium and interest on a global security to the depositary or its nominee.  The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form.  These laws may prevent you from transferring your beneficial interests in a global security.

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security.  The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.  Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and others matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

Payment and Paying Agents

We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent.  Unless the prospectus supplement and/or free writing prospectus indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement and/or free writing prospectus.  We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period.  Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger, and Sale of Assets

Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	the successor assumes our obligations under the debt securities and the indentures; and
•	we meet the other conditions described in the indentures.

Events of Default

Each of the following will constitute an event of default under each indenture:

•	failure to pay the principal of or any premium on any debt security when due;
•	failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;
•	failure to deposit any sinking fund payment when due;
•
failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

•	events of bankruptcy, insolvency or reorganization; and
•	any other event of default specified in the prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable.  The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity.  If they provide this indemnification and subject to conditions specified in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given the trustee written notice of a continuing event of default;
•
the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

•	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and
•
the trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and
•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.  However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of notes;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or
•	reducing the percentage of debt securities the holders of which are required to consent to any amendment.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.

Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

To the extent stated in the prospectus supplement and/or free writing prospectus, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series.  The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

•	to maintain a registrar and paying agents and hold monies for payment in trust;
•	to register the transfer or exchange of the notes; and
•	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option.  If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities.  We may only establish this trust if, among other things:

•	no event of default shall have occurred or be continuing;
•
in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

•
in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

•	we satisfy other customary conditions precedent described in the applicable indenture.

Notices

We will mail notices to holders of debt securities as indicated in the prospectus supplement and/or free writing prospectus.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional shares or some multiple of shares of preferred stock, rather than individual shares of preferred stock.  If we choose to do so, we will issue depositary receipts for depositary shares, each of which will represent a fraction or a multiple of a share of a particular series of preferred stock as described below.

The applicable prospectus supplement and/or free writing prospectus will describe the specific terms of any issuance of depositary shares.  You should read the particular terms of any depositary shares we offer in any prospectus supplement and/or free writing prospectus, together with the more detailed form of deposit agreement, including the form of depositary receipt relating to the depositary shares, which will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part.  The prospectus supplement and/or free writing prospectus also will state whether any of the terms summarized below do not apply to the depositary shares being offered.

General

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a bank or trust company we select, with its principal executive office in the United States and a combined capital and surplus of at least $50,000,000, as depositary, which we refer to as the preferred stock depositary, and the holders from time to time of depositary receipts issued under the agreement.  Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the fraction or multiple of a share of preferred stock represented by that depositary share, to all the rights and preferences of the preferred stock represented by that depositary share, including dividend, voting and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement.  Depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of the related series of preferred stock.  Immediately following the issuance of shares of a series of preferred stock, we will deposit those shares with the preferred stock depositary, which will then issue and deliver the depositary receipts to the purchasers.

Depositary receipts will only be issued evidencing whole depositary shares.  A depositary receipt may evidence any number of whole depositary shares.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received on the related series of preferred stock to the record holders of depositary receipts relating to those series in proportion to the number of the depositary shares evidenced by depositary receipts those holders own.

If we make a distribution other than in cash, the preferred stock depositary will distribute the property it receives to the record holders of depositary receipts in proportion to the number of depositary shares evidenced by depositary receipts those holders own, unless the preferred stock depositary determines that the distribution cannot be made proportionately among those holders or that it is not feasible to make the distribution.  In that event, the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds to the holders in proportion to the number of depositary shares evidenced by depositary receipts they own.

The amount distributed to holders of depositary shares will be reduced by any amounts required to be withheld by us or the preferred stock depositary on account of taxes or other governmental charges.

Conversion and Exchange

If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement and/or free writing prospectus will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Voting

Upon receiving notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of the meeting to the record holders of the depositary receipts relating to that series of preferred stock.  Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the related series of preferred stock, may instruct the preferred stock depositary how to exercise his or her voting rights.  The preferred stock depositary will endeavor, insofar as practicable, to vote or cause to be voted the maximum number of whole shares of the preferred stock represented by those depositary shares in accordance with those instructions received sufficiently in advance of the meeting, and we will agree to take all reasonable action that may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so.  The preferred stock depositary will abstain from voting shares of the preferred stock for which it does not receive specific instructions from the holder of the depositary shares representing them.

Redemption of Depositary Shares

Depositary shares will be redeemed from any proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the series of the preferred stock represented by those depositary shares.  The redemption price per depositary share will equal the applicable fraction or multiple of the redemption price per share payable with respect to the series of the preferred stock.  If we redeem shares of a series of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock that we redeem.  If less than all the depositary shares will be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the preferred stock depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable and any other property to which the holders were entitled upon the redemption upon surrender to the preferred stock depositary of the depositary receipts evidencing the depositary shares.  Any funds deposited by us with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date the funds are deposited.

Amendment and Termination of the Deposit Agreement

We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the preferred stock depositary.  However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the holders of at least a majority of the depositary shares then outstanding.  The deposit agreement will automatically terminate after there has been a final distribution on the related series of preferred stock in connection with our liquidation, dissolution or winding up and that distribution has been made to the holders of depositary shares or all of the depositary shares have been redeemed.

Charges of Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements.  We will pay all charges of the preferred stock depositary in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, all withdrawals of shares of the related series of preferred stock by holders of depositary shares and the registration of transfers of title to any depositary shares.

However, holders of depositary shares will pay other transfer and other taxes and governmental charges and the other charges expressly provided in the deposit agreement to be for their accounts.

Corporate Trust Office of Preferred Stock Depositary

The preferred stock depositary’s corporate trust office will be set forth in the applicable prospectus supplement and/or free writing prospectus relating to a series of depositary shares.  The preferred stock depositary will act as transfer agent and registrar for depositary receipts, and, if shares of a series of preferred stock are redeemable, the preferred stock depositary will act as redemption agent for the corresponding depositary receipts.

Resignation and Removal of Preferred Stock Depositary

The preferred stock depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the preferred stock depositary. Any resignation or removal will take effect upon the appointment of a successor preferred stock depositary.  A successor must be appointed by us within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and a combined capital and surplus of at least $50,000,000.

Reports to Holders

We will deliver all required reports and communications to holders of the preferred stock to the preferred stock depositary, and it will forward those reports and communications to the holders of depositary shares.  Upon request, the preferred stock depositary will provide for inspection to the holders of depositary shares the transfer books of the depositary and the list of holders of receipts; provided that any requesting holder certifies to the preferred stock depositary that such inspection is for a proper purpose reasonably related to such person’s interest as an owner of depositary shares evidenced by the receipts.

DESCRIPTION OF SECURITIES WARRANTS

We may issue securities warrants from time to time in one or more series for the purchase of our common stock, preferred stock, debt securities or depositary shares or any combination of those securities.  Securities warrants may be issued independently or together with any shares of common stock, debt securities or shares of preferred stock offered by any prospectus supplement and/or free writing prospectus and may be attached to or separate from these shares of common stock, debt securities or shares of preferred stock.  Each series of securities warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent or any other bank or trust company specified in the related prospectus supplement and/or free writing prospectus relating to the particular issue of securities warrants.  The warrant agent will act solely as our agent in connection with the securities warrants and will not assume any obligation or relationship of agency or trust for or with any holders of securities warrants or beneficial owners of securities warrants.

If securities warrants are offered by us, the prospectus supplement and/or free writing prospectus will describe the terms of the securities warrants, including the following if applicable to the particular offering:

•	the title of the warrants;
•	the total number of warrants;
•	the price or prices at which the warrants will be issued and sold;
•	the currency, currencies, including composite currencies or currency units, in which the price of the warrants may be payable;
•	the number of shares of common stock purchasable upon exercise of the securities warrants to purchase common stock and the price at which such shares of common stock may be purchased upon exercise;
•
the designation, aggregate principal amount, currency, currencies or currency units and terms of the debt securities purchasable upon exercise of the warrants and the price at which the debt securities may be purchased upon such exercise;

•
the designation and terms of the debt securities or preferred stock with which the securities warrants are issued and the number of securities warrants issued with each debt security or share of preferred stock;

•	the date on and after which the securities warrants and the related common stock, debt securities or preferred stock will be separately transferable;
•	if applicable, the date on which the right to exercise the securities warrants shall commence and the date on which this right shall expire;
•	whether the securities warrants will be issued in registered or bearer form;
•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;
•	a discussion of federal income tax, accounting and other special considerations, procedures and limitations relating to the securities warrants; and
•	any other terms of the securities warrants including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Securities warrants may be exchanged for new securities warrants of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement.  Before the exercise of their securities warrants, holders of securities warrants will not have any of the rights of holders of shares of common stock, the debt securities or shares of preferred stock purchasable upon exercise, including the right to receive payments of principal of, any premium on, or any interest on, the debt securities purchasable upon such exercise or to enforce the covenants in the indenture or to receive payments of dividends, if any, on the common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote.

The specific terms of a series of securities warrants will be described in the applicable prospectus supplement and/or free writing prospectus relating to that series of securities warrants along with any general provisions applicable to that series of warrants.  The preceding description of the warrants, and any description of the securities warrants in a prospectus supplement and/or free writing prospectus, is a summary.  This summary description is subject to, and qualified in its entirety by reference to, the underlying warrant agreement, which we will file or incorporate by reference as an exhibit to the registration statement of which this prospectus forms a part at or prior to the time of the sale of the securities warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, representing contracts obligating holders to purchase from or sell to us, or obligating us to purchase from or sell to the holders, a specified or variable number of shares of our common stock or preferred stock or depositary shares, as applicable, at a future date or dates.  The price per share of common stock or preferred stock or per depositary share, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts.  The purchase contracts may be issued separately or as part of units consisting of a purchase contract and beneficial interests in other securities described in this prospectus or of third parties, securing the holders’ obligations to purchase from or sell shares to us under the purchase contracts. These other securities may consist of debt securities, or debt obligations of third parties, including U.S. Treasury securities. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such purchase contract upon the occurrence of certain events.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•
whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;
•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, preferred stock or depositary shares;
•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;
•	whether the purchase contracts will be issued in fully registered or global form; and
•	other terms of the purchase contract.

The applicable prospectus supplement will describe the terms of any purchase contracts.  The preceding description of the purchase contracts, and any description of the purchase contracts in a prospectus supplement and/or free writing prospectus, is a summary.  This summary description is subject to, and qualified in its entirety by reference to, the underlying purchase contracts, which we will file or incorporate by reference as an exhibit to the registration statement of which this prospectus forms a part at or prior to the time of the sale of the purchase contracts.

DESCRIPTION OF SECURITIES UNITS

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination.  Securities units may also include debt obligations of third parties, such as U.S. Treasury securities.  Each securities unit will be issued so that the holder of the securities unit is also the holder of each security included in the unit.  Thus, the holder of a securities unit will have the rights and obligations of a holder of each included security.

The applicable prospectus supplement may contain, where applicable, the following information about the securities units issued under it:

•	the designation and terms of the securities units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payments, settlement, transfer or exchange of the securities units or of the securities comprising the units;
•	whether the securities units will be issued in fully registered or global form; and
•	other terms of the securities units.

The applicable prospectus supplement will describe the terms of any securities units.  The preceding description of the securities units, and any description of the securities units in a prospectus supplement and/or free writing prospectus, is a summary.  This summary description is subject to, and qualified in its entirety by reference to, the underlying securities units, which we will file or incorporate by reference as an exhibit to the registration statement of which this prospectus forms a part at or prior to the time of the sale of the securities units.

PLAN OF DISTRIBUTION

We may sell the offered securities through agents, through underwriters or dealers, directly to one or more purchasers or through a combination of any of these methods of sale.  We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.  These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.  In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

EXPERTS

The consolidated financial statements of National Penn Bancshares, Inc. and subsidiaries as of December 31, 2011 and 2010, and for the years then ended, and management’s assessment of the effectiveness of internal control over financial reporting have been incorporated by reference in this prospectus and elsewhere in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accountant firm, appearing elsewhere and incorporated by reference herein upon the authority of said firm as experts in accounting and auditing.

The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

LEGAL MATTERS

In connection with particular offerings of securities in the future, the validity of those securities, will be upon for National Penn by the law firm of Reed Smith LLP, or others named in the applicable prospectus supplement, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers like us that file electronically with the SEC.  We also maintain an Internet site that contains information about us.  The address of that site is www.nationalpennbancshares.com.  Information contained in our Internet site is not incorporated by reference into this prospectus, and you should not consider information contained in our Internet site as part of this prospectus.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” the information contained in the documents we file (SEC File No. 000-22537-01) with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings (other than filings or portions of filings that under applicable SEC rules are furnished instead of filed) we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until this prospectus is no longer deemed effective.

•	Our Annual Report on Form 10-K for the year ended December 31, 2011 filed February 29, 2012.
•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2012 filed May 10, 2012
•	Our Current Reports on Form 8-K filed on January 27, 2012, February 29, 2012, and April 30, 2012.
•
The description of National Penn common stock contained in our registration statement on Form 8-A filed February 24, 1983, and any amendment or report filed for the purpose of updating such description.

Any information contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in any other document we subsequently file with the SEC that also is incorporated or deemed to be incorporated by reference in this prospectus or in an applicable prospectus supplement or free writing prospectus modifies or supersedes the original statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus.

We encourage you to read our periodic and current reports.  We think these reports provide additional information about our company which prudent investors will find important.  You may request a copy of these filings as well as any future filings incorporated by reference, at no cost, by writing to us at the following address:  National Penn Bancshares, Inc., Philadelphia and Reading Avenues, Boyertown, PA 19512, Attention:  H. Anderson Ellsworth, Corporate Secretary.  You may also telephone (610) 369-6451 or email andy.ellsworth@nationalpenn.com.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses to be incurred by us in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, commissions and transfer taxes.

Securities and Exchange Commission Registration Fee	$	*
Blue Sky Fees and Expenses		$(1)
Stock Exchange Listing Fee		$(1)
Legal Fees and Expenses		$(1)
Accounting Fees and Expenses		$(1)
Transfer Agent Fees and Expenses		$(1)
Rating Agency Fees		$(1)
Trustee’s and Depositary’s Fees and Expenses		$(1)
Printing and Engraving Expenses		$(1)
Miscellaneous		$(1)
Total		$(1)

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

(1)
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.  An estimate of the amount of expenses will be reflected in the applicable prospectus supplement.

Item 15.  Indemnification of Directors and Officers

Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur, by reason of the fact that they are or were representatives of the corporation, in connection with any action or proceeding if the directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful.

Pennsylvania permits indemnification pursuant to any bylaw, agreement, vote of shareholders or directors or otherwise for any action taken or any failure to take any action, whether or not the corporation would have the power to indemnify under any provision of law, unless the breach or failure to perform is determined by a court to have constituted willful misconduct or recklessness.

Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director’s liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of office as a director, and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

The bylaws of the registrant provide for (1) indemnification of directors, officers, employees and agents of the registrant and of its subsidiaries, and (2) the elimination of a director’s liability for monetary damages, to the full extent permitted by Pennsylvania law.

Directors and officers are also insured against certain liabilities by an insurance policy obtained by the registrant.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant under the foregoing provisions, the registrant has been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.  Exhibits

The list of exhibits is incorporated herein by reference to the Exhibit Index following the signature pages.  That Exhibit Index is hereby incorporated by reference in this Item 16.

Item 17.  Undertakings

(a)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(i)(ii) and (a)(1)(iii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(h)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j)  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Boyertown, Commonwealth of Pennsylvania, on this 10th day of May, 2012.

NATIONAL PENN BANCSHARES, INC.
(Registrant)

By	/s/ Scott V. Fainor
Scott V. Fainor President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas A. Beaver Thomas A. Beaver	Director	May 10, 2012

/s/ Scott V. Fainor Scott V. Fainor	Director, President and Chief Executive Officer (Principal Executive Officer)	May 10, 2012

/s/ Jeffrey P. Feather Jeffrey P. Feather	Director	May 10, 2012

/s/ Donna D. Holton Donna D. Holton	Director	May 10, 2012

/s/ Thomas L. Kennedy Thomas L. Kennedy	Director	May 10, 2012

/s/ Patricia L. Langiotti Patricia L. Langiotti	Director	May 10, 2012

/s/ Christian F. Martin IV Christian F. Martin IV	Director	May 10, 2012

/s/ Michael E. Martin Michael E. Martin	Director	May 10, 2012

/s/ Natalye Paquin Natalye Paquin	Director	May 10, 2012

/s/ R. Chadwick Paul Jr. R. Chadwick Paul Jr.	Director	May 10, 2012

/s/ C. Robert Roth C. Robert Roth	Director	May 10, 2012

/s/ Wayne R. Weidner Wayne R. Weidner	Director	May 10, 2012

/s/ Michael J. Hughes Michael J. Hughes	Group Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 10, 2012

/s/ Keene S. Turner Keene S. Turner	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 10, 2012

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement relating to the securities offered by this registration statement*
4.2	Specimen of Preferred Stock Certificate*
4.3	Form of Indenture for Senior Debt Securities (Form of Senior Debt Securities included therein)
4.4	Form of Indenture for Subordinated Debt Securities (Form of Subordinated Debt Securities included therein)
4.5	Form of Deposit Agreement (Form of Receipt included therein)*
4.6	Form of Securities Warrant Agreement (Form of Warrant included therein)*
4.7	Form of Purchase Contract Agreement (Form of Purchase Contract included therein)*
4.8	Form of Securities Unit Agreement (Form of Unit included therein)*
5.1	Opinion of Reed Smith LLP regarding the legality of the securities registered under this registration statement
12.1	Statement regarding Computation of Ratios of Earnings to Fixed Charges and Preference Dividends
23.1	Consent of KPMG LLP, independent registered public accounting firm
23.2	Consent of Grant Thornton LLP, independent registered public accounting firm
23.3	Consent of Reed Smith LLP (contained in the opinion filed as Exhibit 5.1)
24.1	Power of Attorney
25.1	Statement of Eligibility and Qualification of Trustee on Form T-1 under Trust Indenture Act of 1939, as amended*
_________
*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the securities registered